Exhibit 10.1

_____________________________________________________________________________

_____________________________________________________________________________

STOCK PURCHASE AGREEMENT

ACQUISITION OF THE STOCK OF

NORTHSIGHT CAPITAL, INC

BY

SAFE COMMUNICATIONS, INC

DATED: MAY 26, 2011

_____________________________________________________________________________

_____________________________________________________________________________

Execution Copy

STOCK PURCHASE AGREEMENT

AGREEMENT entered into as of May26, 2011 among Northsight Capital Inc., a Nevada corporation (the “Company”); Jenson Services, Inc., a Utah corporation, Travis Jenson, Thomas Howells, and Kelly Trimble, being the principal shareholders of the Company  (collectively, the “Company Principal Shareholders”); and Safe Communications, Inc, a Texas corporation (the “Buyer”).

RECITALS:

WHEREAS, the Company is willing to sell a total of 10,000,000 “unregistered” and “restricted” shares of the Company’s common stock, constituting eighty (80%) percent of the outstanding shares of the Company immediately following such issuance (the “Company Shares”) to Buyer; and

WHEREAS, Buyer wishes to acquire the Company Shares;

WHEREAS, the parties hereto wish to adopt an agreement pursuant to which Buyer will acquire all of the Company Shares for a purchase price of $250,000 cash, subject to adjustment as provided in Section 2.2(b) hereof;

NOW, THEREFORE, in consideration for the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.1

General Definitions.

In addition to the specific definitions in Sections 1.2 et seq. of this Agreement, for purposes of this Agreement, the following terms have the indicated meanings:

“Ancillary Agreements” means Leak-Out Agreement.

“Base Balance Sheet” has the meaning specified in Section 3.8.

“Base Balance Sheet Date” has the meaning specified in Section 3.8(b).

“Best Efforts” means the efforts that a reasonable person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible [; provided, however, that an obligation to use Best Efforts under this Agreement does not require the person subject to that obligation to take actions that would result in a materially adverse change in the benefits to such person of this Agreement and the transactions contemplated by this Agreement.

“Buyer” has the meaning specified in the first paragraph of this Agreement.

“Closing” has the meaning specified in Section 2.3.

“Closing Date” means the date and time as of which the Closing actually takes place.

“Company” has the meaning in the Recitals of this Agreement.

“Company Shares” has the meaning specified in the Recitals of this Agreement.

“Consent” means any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

“Court Order” means a court order, judgment, administrative or judicial order, writ, decree, stipulation, arbitration award or injunction.

“Disclosure Schedule” means the schedule of exceptions to representations and warranties delivered by Company, Company Principal Shareholders or Buyer as the case may be, concurrently with the execution and delivery of this Agreement.

“Effective Time” means the Closing Date.

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“Encumbrance” means any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, or any successor law, and regulations and rules issued pursuant to that act or any successor law.

“GAAP” means generally accepted United States accounting principles, including the standards and interpretations of the Financial Accounting Standards Board and the Securities and Exchange Commission, consistently applied, and in the case of the Company and the Buyer applied on a basis consistent with the basis on which the Balance Sheet and the other financial statements referred to in Section 3.8 and Section 4.7, respectively, were prepared.

“Governmental Authority” means any governmental body, whether national, state, regional, local (or any subdivision or agency of any of the foregoing) of either the United States or any foreign nation.

“Governmental Authorization” means any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Authority.

“Indebtedness” means any item, except capital stock and surplus and reserves which are mere segregations of surplus, which would be included on the liability side of the balance sheet of the Company or the Buyer as of the date as of which Indebtedness is to be determined, all in accordance with GAAP.

“Intellectual Property Rights” means (i) patents, patent applications, trademarks or service marks (whether registered or unregistered), trade mark or service mark applications, trade names, copyrights, computer software, mask works and (ii) all customer lists, and manufacturing and other secret processes and technologies and other trade secrets (collectively “Trade Secrets”).

“IRS” means the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

“Knowledge”--an individual will be deemed to have “Knowledge” of a particular fact or other matter if (i) such individual is actually aware of such fact or other matter; or (ii) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter.  A person (other than an individual) will be deemed to have “Knowledge” of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor, or trustee of such person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

“Law” includes any statute, law, ordinance, rule or regulation of a Governmental Authority.

“Material Adverse Change” or “Material Adverse Effect” means, when used in connection with a person, any change, effect, event, occurrence or state of facts that, by itself or in conjunction with all other such changes, effects, events, occurrences or states of facts, whether or not arising in the Ordinary Course of Business, is, or reasonably would be expected to be, material and adverse to the financial condition (including working capital, earnings, and reserves), properties, assets, liabilities, business or operations of the person’s business.

“Ordinary Course of Business” means an action taken by a person will be deemed to have been taken in the “Ordinary Course of Business” only if (i) such action is consistent with the past practices of such person and is taken in the ordinary course of the normal day-to-day operations of such person; (ii) such action is not required to be authorized by the board of directors of such person (or by any person or group of persons exercising similar authority) and is not required to be specifically authorized by the parent company (if any) of such person; and (iii) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any person or group of persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other persons that are in the same line of business as such person.

“Organizational Documents” means the certificate of incorporation or equivalent document and by-laws of a corporation, and the corresponding documents of other business forms, and any amendment of any of the foregoing.

“Proceeding” means any (i) action, suit or proceeding (whether civil, criminal, or administrative) commenced by any person and heard by or before any Governmental Authority or any arbitrator, or (ii) any investigation or hearing conducted by any Governmental Authority.

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“Purchase Price” has the meaning specified in Section 2.2.

“Receivables” means accounts receivable, trade accounts, notes receivable, contract receivables, unbilled invoices and other receivables.

“Related Person” means:

(a)

with respect to a specified individual: (i) each other member of such individual’s family (related by blood or marriage to the second degree); (ii) any person that is directly or indirectly controlled by such individual or one or more members of such individual’s family; (iii) any person in which such individual or members of such individual’s family hold (individually or in the aggregate) a greater than 10% financial interest; and (iv) any person with respect to which such individual or one or more members of such individual’s family serves as a director, officer, partner, executor, or trustee (or in a similar capacity).

(b)

with respect to a specified person other than an individual: (i) any person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified person; (ii) each person that serves as a director, officer, partner, executor, or trustee of such specified person (or in a similar capacity); (iii) any person with respect to which such specified person serves as a general partner or a trustee (or in a similar capacity); (iv) any person in which such specified person holds a greater than 10% financial interest; (v) any person that holds a greater than 10% financial interest in such specified person; and (vi) any Related Person of any individual described in clause (iv) or (v).

“Representative” means with respect to a particular person, any director, officer, employee, agent, consultant, advisor, or other authorized representative of such person, including legal counsel, accountants, and financial advisors.

“SEC” means the United States Securities and Exchange Commission, or any other Federal agency at the time administering the securities laws of the United States.

“Securities Act” means the United States Securities Act of 1933, as amended, or any successor Federal law, and regulations and rules issued pursuant to that act or any successor law.

“Subsidiary” means with respect to any person (the “Owner”), any corporation or other person of which securities or other interests having the power to elect a majority of that corporation’s or other Person’s board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries; when used without reference to a particular Person, “Subsidiary” means a Subsidiary of the Company.

“Taxes” means all income, profit, franchise, sales, use, real property, personal property, ad valorem, value added, excise, employment, social security and wage withholding taxes, severance, stamp, occupation, and windfall taxes, of every kind, character or description, imposed by any Governmental Authority or quasi-Governmental Authority, and any interest or fines, and any and all penalties or additions relating to such taxes, charges, fees, levies or assessments.

“Tax Code” means the United States Internal Revenue Code of 1986, as amended, or any successor Federal law, and the regulations and rules of the IRS issued pursuant to that act or any successor law.

“Tax Return” means any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Authority in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Law relating to any Tax.

1.2

Reserved

1.3

Reserved

1.4

Special Definitions Related to Indemnification.

“Indemnified Person” means any person entitled to be indemnified under Article 9.

“Indemnifying Person” means any person obligated to indemnify another person under Article 9.

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“Losses” means all losses, liabilities, damages, fines, penalties, payments and obligations, and all expenses related thereto.  Losses shall include any reasonable legal fees and costs incurred by any of the Indemnified Persons subsequent to the Closing in defense of or in connection with any alleged or asserted liability, payment or obligation, whether or not any liability or payment, obligation or obligation is ultimately imposed against the Indemnified Persons and whether or not the Indemnified Persons are made or become parties to any such action.

“Third Party Action” means any written assertion of a claim, or the commencement of any action, suit, or proceeding, by a third party as to which any person believes it may be an Indemnified Person hereunder.

1.5

Usage.

(a)

In this Agreement, unless a clear contrary intention appears:

(i)

the singular number includes the plural number and vice versa;

(ii)

reference to any person includes such person’s successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Agreement, and reference to a Person in a particular capacity excludes such person in any other capacity or individually;

(iii)

reference to any gender includes each other gender;

(iv)

reference to any agreement, document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof;

(v)

reference to any Law means such Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any Law means that provision of such Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision;

(vi)

“hereunder,” “hereof,” “hereto,” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Article, Section or other provision hereof;

(vii)

“including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term;

(viii)

“or” is used in the inclusive sense of “and/or”;

(ix)

with respect to the determination of any period of time, “from” means “from and including” and “to” means “to but excluding”; and

(x)

references to documents, instruments or agreements shall be deemed to refer as well to all addenda, exhibits, schedules or amendments thereto.

(b)

Unless otherwise specified herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP.

(c)

This Agreement was negotiated by the parties with the benefit of legal representation, and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party shall not apply to any construction or interpretation hereof.

ARTICLE 2

PURCHASE AND SALE OF STOCK

2.1

Purchase of Company Shares.

Subject to the provisions of this Agreement, the Company agrees to sell, and Buyer agrees to purchase, at the Closing (as defined in Section 2.3 hereof), the Company Shares, which Company Shares collectively constitute, and will constitute at the Closing, eighty (80%) percent of the issued and outstanding capital stock of the Company..

Execution Copy

2.2

Purchase Price and Payment.

The Company Shares shall be purchased by Buyer for consideration of $ 250,000, which shall be payable as follows: (a) $250,000 shall be paid at the Closing. ) If, as of the date that is six months following the Closing hereof, the Company has not either: (i) acquired Buyer’s corporate security reporting business as contemplated by the Confidential Term Sheet dated January 18, 2011, between the Company and Buyer, a copy of which is attached hereto as Exhibit A (the “Contemplated Acquisition”) and timely filed with the SEC a “Jumbo 8-K” with respect to such acquisition as required by Item 5.01(a)(8) of SEC Form 8-K, or (ii) entered into an agreement to acquire the Buyer (under which the Company acquires the Buyer for stock such that, immediately following the closing of such transaction, the Company’s shareholders will own 5% of the issued and outstanding common shares of the Company) and filed a Form S-1 Registration Statement with respect to such transaction, then, in such event, the Company shall make an additional payment of  $50,000.

2.3

Time and Place of Closing.

The closing of the purchase and sale provided for in this Agreement (herein called the “Closing”) shall be held at the offices of Burningham & Burningham, at 11:00 a.m., MDT, on May 27, 2011, or at such other place, date or time as may be fixed by mutual agreement of the parties (the “Closing Date”); provided, however, that in no event shall the Closing Date be extended beyond May 31, 2011..

2.4

Reserved

2.5

Reserved

2.6

Deliveries.

In addition to any other documents to be delivered under other provisions of this Agreement, in order to convey the Company Shares being purchased, at the Closing.

(a)

The Company shall deliver to Buyer one stock certificate representing all of the Company Shares, which certificate shall be registered in Buyer’s name and shall bear the standard Rule 144 restrictive legend.  Such certificate shall be in form and substance satisfactory to counsel for Buyer, and shall effectively vest in Buyer good and marketable title to all the Company Shares, free and clear of all Encumbrances. In addition, the Company shall deliver such other documents as may be required elsewhere in this Agreement (including Articles 7 and 8 hereof) or as may be reasonably requested by counsel to Buyer.

(b)

Buyer shall deliver to the Company the sum of $250,000 by wire transfer to the account specified in writing by the Company.

2.7

Reserved.

2.8

Reserved.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to the Company and the Company Principal Shareholders as follows:

3.1

Organization and Qualification of Buyer.

(a)

Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, with full power and authority to own, operate, or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted by it.  Buyer is not in violation of its Organizational Documents.

(b)

Buyer is duly qualified to do business and in good standing as a foreign corporation in the state of Arizona and it is not required to be licensed or qualified to conduct its business or own its property in any other jurisdiction.

3.2

Reserved.

3.3

Reserved.

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3.4

Reserved.

3.5

Authorization of Transaction.

Buyer has the unrestricted and absolute power, authority and capacity to execute and deliver this Agreement and to perform its obligations hereunder and thereunder, and to carry out the transactions contemplated hereby and thereby.  All necessary action, corporate or otherwise, has been taken by the Buyer to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby.  The Agreement has been duly executed and delivered by Buyer.  The Agreement is the legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms.

3.6

No Conflict of Transaction with Obligations and Laws.

(a)

Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will: (i) constitute a breach or violation of any provision of the Organizational Documents of Buyer or any resolutions of Buyer’s Board of Directors; (ii) require the consent of any other party (other than Governmental Authority) under any loans, contracts, leases, licenses and other agreements to which Buyer is a party or by which it is bound; (iii) constitute (with or without the passage of time or the giving of notice) a breach of, or default under, any debt instrument to which Buyer is a party, or give any other person the right to accelerate any Indebtedness or terminate, modify or cancel  any right; (iv) constitute (with or without the passage of time or giving of notice) a default under or breach of any other agreement, instrument or obligation to which Buyer is a party or by which it or its assets are bound; (v) result in the creation of any Encumbrance  upon any Buyer capital stock or any of the assets of Buyer; (vi) conflict with or result in a violation of any Court Order or Law, or give or any other person, the right to exercise any remedy or obtain any relief under any Court Order or Law to which the Buyer is subject or by which the properties or assets of the Buyer are bound; or (vii) result in a violation of any of the terms or requirements of, or give any Governmental Authority the right to revoke, suspend or otherwise modify, any Government Authorization.

(b)

The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, by the Buyer do not require the consent, waiver, approval, authorization, exemption of or giving of notice to any Governmental Authority, on the part of the Buyer.

3.7 - 3.21

Reserved.

3.22

Legal Proceedings; Court Orders.

(a)

There is no pending Proceeding:

(i)

that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated hereby.

Further, to the Knowledge of the Buyer, (A) no such Proceeding has been threatened, and (B) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding.

3.23 - 3.25

Reserved

3.26

Finder’s Fee.

Buyer has not incurred or become liable for any broker’s commission or finder’s fee relating to or in connection with the transactions contemplated by this Agreement.

3.27

Reserved

3.28

Reserved

3.29

Reserved

3.30

Disclosure of Material Information.

Neither this Agreement nor , any Schedule, any exhibit, document or certificate delivered by or on behalf of the Buyer  pursuant hereto contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements herein or therein not misleading.

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3.31

Reserved

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE COMPANY PRINCIPAL SHAREHOLDERS

The Company and each of the Company Principal Shareholders, jointly and severally, represent to Buyer as follows:

4.1

Organization and Qualification of the Company.

The Company is duly organized, validly existing and in good standing under the laws of the State of Nevada with full power and authority to own, operate or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted by it.  The Company is duly qualified to do business and in good standing in each of the jurisdiction where it is required to be so qualified.

4.2

Capitalization of the Company.

(a)

The authorized capital stock of the Company consists of (i) 100,000,000 shares of Common Stock, one mill ($0.001) par value per share, of which 2,500,000 shares are validly issued and outstanding; and (ii) 10,000,000 shares of Preferred Stock, one mill ($0.001) par value per share, of which no shares are currently issued or outstanding.  The issuance of all of such issued and outstanding shares was duly authorized and all such shares are fully paid and nonassessable.

There are no (i) outstanding or authorized subscriptions, warrants, options or other rights granted by the Company to purchase or acquire, or preemptive rights with respect to the issuance or sale of, the capital stock of the Company, or which obligate or may obligate the Company to issue any additional shares of its capital stock or any securities convertible into or evidencing the right to subscribe for any shares of its capital stock, (ii) other securities of the Company directly or indirectly convertible into or exchangeable for shares of capital stock of the Company, (iii) “phantom” stock, stock appreciation rights or agreements or similar rights or agreements which are intended to confer on any person rights similar to any rights accruing to owners of capital stock, (iv) agreements relating to the voting of the Company’s capital stock, (v) other agreements among the Company Principal Shareholders or any other person relating to the Company’s common stock.

4.3

Payment of Taxes.

(a)

The Company has duly and timely filed, after taking into account valid extensions therefore, all Tax Returns required to be filed by it with any Governmental Authority with respect to Taxes.  All of the Tax Returns are complete and correct in all respects.

(b)

All Taxes shown to be due on all Tax Returns for any past year (including any estimated taxes required to be filed with the Tax Return) have been paid or are being contested in good faith by the Company, and any such contest is being diligently pursued.

(c)

With respect to all other Taxes for which no return is required or which have not yet accrued or otherwise become due, to the Company’s Knowledge, adequate provision has been made in the pertinent financial statements referred to in Section4.7 below as of the date thereof.  The provisions for Taxes reflected in the above-mentioned financial statements are adequate to cover any liabilities of the Company for Taxes in respect of its business, properties and operations during the periods covered by said financial statements and all prior periods.  All Taxes which the Company is required to withhold or collect have been withheld or collected and paid over or will be paid over to proper Governmental Authorities as required by Law.

(d)

the Tax Returns have never been examined by any Governmental Authority, including the IRS and the, (ii) to the Knowledge of the Company there is no intention on the part of any Governmental Authority to examine any of the Tax Returns, (iii) no deficiencies have been asserted or assessments made against the Company and, to the Knowledge of the Company, no Governmental Authority is threatening to assert against the Company any deficiency or claim for additional Taxes, and (iv) the Company has not extended the time for the filing of any Tax Return or the assessment of deficiencies or waived any statute of limitations for any year, which extension or waiver is still in effect.

(e)

The Company is not an S Corporation as defined in Section 1361 of the Tax Code.

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4.4

Authorization of Transaction.

The Company has the full power and authority to execute, deliver and perform this Agreement and to perform its obligations hereunder, and to carry out the transactions contemplated hereby.  All necessary action, corporate or otherwise, has been taken by the Company to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby.  The Agreement has been duly executed and delivered by the Company.  The Agreement is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

4.5

No Conflict of Transaction with Obligations and Laws.

(a)

Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will: (i) constitute a breach or violation of any provision of the Organizational Documents of the Company or any resolutions of the Company’s Board of Directors; (ii) require the consent of any other party (other than a Governmental Authority) under any loans, contracts, leases, licenses and other agreements to which the Company is a party or by which it is bound; (iii) constitute (with or without the passage of time or the giving of notice) a breach of, or default under, any debt instrument to which the Company is a party, or give any other person the right to accelerate any Indebtedness or terminate, modify or cancel  any right; (iv) constitute (with or without the passage of time or giving of notice) a default under or breach of any other agreement, instrument or obligation to which the Company is a party or by which it or its assets are bound; (v) result in the creation of any Encumbrance  upon any Company capital stock or any of the assets of the Company; (vi) conflict with or result in a violation of any Court Order or Law, or give to any other person the right to exercise any remedy or obtain any relief under any Court Order or Law to which the Company is subject or by which the properties or assets of the Company are bound; or (vii) result in a violation of any of the terms or requirements of, or give any Governmental Authority the right to revoke, suspend or otherwise modify, any Government Authorization of the Company.

(b)

The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by the Company does not require the consent, waiver, approval, authorization, exemption of or giving of notice to any Governmental Authority, except for those which are required under       (i)  Applicable Federal and State Securities Laws.

4.6

Books and Records; Internal Controls.

(a)

The books of account of the Company have at all times been maintained on a consistent basis and are complete and correct in all material respects.

(b)

The Company has in place a system of control over financial reporting designed to provide reasonable assurance regarding the reliability of financial reporting and preparation of financial statements for external purposes in accordance with GAAP

4.7

Financial Statements.

(a)

The following financial statements of the Company are complete and correct and fairly present the financial position of the Company on the dates of such statements and the results of its operations for the periods covered thereby, subject in the case of interim financial statements to normal year-end adjustments.  All such statements have been prepared in accordance with GAAP consistently applied throughout the periods involved and prior periods, except for the omission of footnotes otherwise required by GAAP in the case of interim financial statements:

(i)

Audited balance sheets, statements of profit and loss, statements of changes in stockholders equity and statements of cash flow contained in the Company’s Annual Report on form 10K as filed with the SEC as of and for the fiscal year ended December 31, 2010; and

(ii)

Unaudited interim balance sheets, statements of profit and loss, statements of changes in stockholders equity and statements of cash flow contained in the Company’s Quarterly Report on form 10Q as filed with the SEC as of and for the three months ended March 31, 2011.

(b)

The balance sheet dated March 31, 2011 (the “Base Balance Sheet Date”) included in the financial statements listed in paragraph (a) is sometimes referred to hereafter as the “Base Balance Sheet”.

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4.8

Absence of Undisclosed Liabilities.

The Company has no liabilities of any nature, whether accrued, absolute, contingent or otherwise (including without limitation liabilities as guarantor or otherwise with respect to obligations of others, or liabilities for taxes due or then accrued or to become due), except: (a) liabilities stated or adequately reserved against on the Base Balance Sheet and (b) liabilities incurred since the Base Balance Sheet Date in the ordinary course of business consistent with past practices (none of which is a claim for breach of contract, breach of duty, breach of warranty, tort, or infringement of an intellectual property right).

4.9

Conduct of Business; Absence of Certain Changes.

Since the Base Balance Sheet Date, the Company has conducted its business only in the Ordinary Course of Business and, whether or not in the Ordinary Course of Business, there has not been any Material Adverse Change with respect to the Company.  In addition to the foregoing, since the Base Balance Sheet Date, there has not been:

(a)

any amendment to the Organizational Documents of the Company;

(b)

any contingent liability incurred by the Company, as guarantor or otherwise, with respect to the obligations of others;

(c)

any Encumbrance placed on any of the properties of the Company which remains in existence on the date hereof;

(d)

any obligation or liability incurred by the Company other than obligations and liabilities incurred in the Ordinary Course of Business consistent with past practice (none of which is a claim for breach of contract, breach of duty, breach of warranty, tort or infringement of an Intellectual Property Right);

(e)

except as disclosed in Disclosure Schedule 4.9(e) hereto, any issuance of any securities of the Company;

(f)

any obligation or liability incurred by the Company to, or any loans or advances made by the Company to, any of its officers, directors or stockholders, except normal compensation and expense allowances payable to officers;

(g)

any change in any method of accounting or accounting practice, whether or not such change was permitted by GAAP; or

(h)

any agreement, whether in writing or otherwise, to take any action described in this Section.

4.10

Property.

(a)

The Company does not own or lease any real property.

4.11

Reserved

4.12

Compliance With Legal Requirements; Governmental Authorizations.

(i)

the Company is, and at all times has been, in full compliance with each Law that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;

(ii)

no event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a violation by the Company of, or a failure on the part of the Company to comply with, any Law, or (B) may give rise to any obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

(iii)

the Company has not received, at any time, any notice or other communication (whether oral or written) from any Governmental Authority or any other person regarding (A) any actual, or alleged violation of, or failure to comply with, any Law, or (B) any actual or alleged obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

Execution Copy

4.13

Legal Proceedings; Court Orders.

(a)

There is no pending Proceeding:

(i)

that has been commenced by or against the Company or that otherwise relates to or may affect the business of, or any of the assets owned or used by, the Company; or

(ii)

that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated hereby.

Further, to the Knowledge of the Company, (A) no such Proceeding has been threatened, and (B) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding.

(b)

There is no Court Order:

(i)

to which the Company or any of the assets owned by the Company or used by it in the business is subject; or

(ii)

to which any of the Company Principal Shareholders is subject that relates to the business of the Company, or any of the assets owned by the Company or used by it in the business.

4.14

Finder’s Fee.

The Company has not incurred or become liable for any broker’s commission or finder’s fee relating to or in connection with the transactions contemplated by this Agreement.

4.15

Company SEC Reports.

(a)

Except as indicated in the attached Disclosure Schedule 4.15(a), the Company has filed all registration statements, prospectuses, reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) required to be filed by it with the SEC for the last three fiscal years of the Company (the “Company SEC Reports”).  As of their respective dates, the Company SEC Reports complied in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Reports, and none of the Company SEC Reports when filed (or, if amended or superseded by a filing before the date of this Agreement, then on the date of such filing) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b)

The financial statements of the Company included in the Company SEC Reports (including any related notes) complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q or Form 8-K, as applicable, of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments (which were not and are not expected to be material in amount).

ARTICLE 5 COVENANTS OF THE COMPANY PRIOR TO CLOSING.

The Company hereby covenants and agrees with the Buyer as follows:

Execution Copy

5.1

Access to Information.

From and after the date hereof, at reasonable times and upon reasonable notice to the Company, Buyer shall be entitled, through its employees, advisors and Representatives, to make such investigation of the assets, properties, facilities, personnel, business and operations of the Company and the business of the Company and, to make such examination of the books, records and financial condition of the Company and the business of the Company, as Buyer reasonably requests.  No investigation by Buyer shall diminish, obviate or constitute a waiver of, the enforcement of any of the representations, warranties, covenants or agreements of the Company under this Agreement or any of the Ancillary Agreements.  Subject to applicable Law and rules of the SEC, the Company shall furnish the Representatives of Buyer with all information and copies of documents concerning the affairs of the business of the Company as such Representatives may reasonably request and shall cooperate fully with such Representatives in connection with such review and examinations.

5.2

Affirmative Covenants with Respect to Ordinary Course of Business.

Between the date of this Agreement and the Closing, the Company will do each of the following, unless the Buyer otherwise agrees in writing:

(a)

conduct the Company’s business only in the Ordinary Course of Business;

(b)

maintain true, correct and complete books of accounts and records relating to the business of the Company;

(c)

comply in all respects with all Laws applicable to the conduct of the Company’s business.

5.3

Reserved

5.4

Reserved

5.5

Reserved

5.6

Notification of Breach of Representations and Warranties.

Promptly upon the Company  having Knowledge thereof, the Company shall advise Buyer in writing of (i) any Material Adverse Change with respect to Company; (ii) any event, condition or circumstance occurring from the date hereof until the Closing Date that would constitute a violation or breach of any representation, warranty, covenant, agreement or provision contained in this Agreement (provided, however, that such disclosure shall not be deemed to cure any violation or breach of any such representation, warranty, covenant, agreement or provision), or (iii) any event, occurrence, transaction or other item that would have been required to be disclosed on the Disclosure Schedules delivered hereunder, had such event, occurrence, transaction or item existed on the date hereof, and the Company shall use its best effort to prevent or promptly remedy the same..

5.7

Consummation of Agreement.

The Company shall use its best efforts to perform and fulfill all conditions and obligations on its part to be performed and fulfilled under this Agreement, to the end that the transactions contemplated by this Agreement shall be fully carried out.  To this end, the Company will obtain all necessary authorizations or approvals.

5.8

Negative Covenants.

Between the date of this Agreement and the Closing, the Company shall do the following, unless Buyer shall otherwise consent in writing:

(a)

refrain from entering into any contract or commitment;

(b)

refrain from incurring any contingent liability as a guarantor or otherwise with respect to the obligations of others, and from incurring any other contingent or fixed obligations or liabilities;

(c)

refrain from entering into any material agreement or amending or terminating any material contract, agreement or license to which it is a party or waiving or releasing any material right or claim;

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(d)

refrain from making any change or incurring any obligation to make a change in its Organization Documents or its authorized or issued capital stock or any other of its securities, including warrants and options;

(e)

refrain from declaring, setting aside or paying any dividend or making any other distribution in respect of capital stock, or making any direct or indirect redemption, purchase or other acquisition of capital stock, of the Company;

(f)

refrain from entering into any employment contract or making any change in the compensation payable or to become payable to any of its officers, employees or agents;

(g)

refrain from instituting, terminating, changing or making any representations, either oral or written, to increase or change any benefit plan or adopting any new plan;

(h)

refrain from making any change in accounting methods or practices;

(i)

refrain from merging, consolidating or reorganizing with, or acquiring, any entity;

(j)

refrain from agreeing to any audit assessment by any Governmental Authority or filing any Tax Return, or amendment thereto, unless copies of such Tax Returns have been delivered to the Buyer for its review and approval prior to filing, or from revoking any tax election or making any agreement or settlement related to Taxes with any Governmental Authority;

(k)

refrain from taking any action which would cause any Governmental Authority to institute Proceedings regarding any of the Company’s Government Authorizations or take any other action which would result in the Company being in noncompliance in any material respect with the requirements of any Governmental Authority having jurisdiction thereof; and

(l)

refrain from taking any action that is represented or warranted in Section 4.9 not to have been taken since the Base Balance Sheet Date, unless to do so would be inconsistent with the provisions of this Agreement.

5.9

Payment of Liabilities

(a)

The Company shall on or before the Closing Date pay or discharge all of the Company’s liabilities, so that, at the Closing Date, the Company shall have zero liabilities.

ARTICLE 6 COVENANTS OF BUYER PRIOR TO CLOSING

The Buyer hereby covenants and agrees with the Company as follows:

6.1

Access to Information.

From and after the date hereof, at reasonable times and upon reasonable notice to the Buyer, the Company shall be entitled, through its Representatives, to make such investigation of the assets, properties, facilities, personnel, business and operations of the Buyer and the business of the Buyer and, to make such examination of the books, records and financial condition of the Buyer and the business of the Buyer, as they shall reasonably requests.  No investigation by Company shall diminish, obviate or constitute a waiver of, the enforcement of any of the representations, warranties, covenants or agreements of the Buyer under this Agreement or any of the Ancillary Agreements.  Subject to applicable law and the rules of the SEC, the Buyer shall furnish the Representatives of the Company with all information and copies of documents concerning the affairs of the business of the Buyer as such Representatives may reasonably request and shall cause the appropriate officers, employees, and Representatives of Buyer to cooperate fully with such Representatives of the Company in connection with such review and examination.

6.2

Government Permits and Approvals

The Buyer shall use its best efforts] (with the reasonable assistance of the Company to the extent required to obtain such approvals) to obtain promptly all permits and approvals from any Governmental Authority required to be obtained by the Buyer for the lawful consummation of the Closing.

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6.3

Notification of Breach of Representations and Warranties.

Promptly upon the Buyer having Knowledge thereof, the Buyer shall advise the Company  in writing of (i) any Material Adverse Change with respect to Buyer, (ii) any event, condition or circumstance occurring from the date hereof until the Closing Date that would constitute a violation or breach of any representation, warranty, covenant, agreement or provision contained in this Agreement (provided, however, that such disclosure shall not be deemed to cure any violation or breach of any such representation, warranty, covenant, agreement or provision), or (iii) any event, occurrence, transaction or other item that would have been required to be disclosed on the Disclosure Schedules of Buyer delivered hereunder, had such event, occurrence, transaction or item existed on the date hereof, and the Buyer shall use its best efforts to prevent or promptly remedy the same..

6.4

Reserved.

6.5

Consummation of Agreement.

Buyer shall use its best efforts to perform and fulfill all conditions and obligations on its part to be performed and fulfilled under this Agreement, to the end that the transactions contemplated by this Agreement shall be fully carried out.  To this end, the Buyer will obtain all necessary authorizations or approvals, including those of the stockholders and board of directors of the Buyer.

ARTICLE 7 CONDITIONS TO OBLIGATIONS OF BUYER.

The obligation of Buyer to consummate this Agreement and the transactions contemplated hereby are subject to the condition that, on or before the Closing, the actions required by this Article 7 will have been accomplished.

7.1

Reserved.

7.2

Representations; Warrantees; Covenants.

Each of the representations and warranties of the Company contained in Article 4 shall be true and correct in all material respects as though made on and as of the Closing Date, and the Company shall, on or before the Closing have performed all of its obligations hereunder which by the terms hereof are to be performed by it on or before the Closing.  .

7.3

No Bankruptcy.

The Company shall not (i) have commenced a voluntary Proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or substantially all of its property, or (ii) have an involuntary Proceeding commenced against it seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereinafter in effect or seeking the appointing of a trustee, receiver, liquidator, custodian or similar official of it or substantially all of its property, or (iii) have consented to any such relief or to the appointment of or taking possession by any such official against it, or (iv) have made a general assignment for the benefit of its creditors, or (iii) have an attachment placed on all or a significant portion of its assets..

7.4

Absence of Certain Litigation.

There shall not be any (a) injunction, restraining order or other Court Order issued by any court of competent jurisdiction which directs that this Agreement or any material transaction contemplated hereby shall not be consummated as herein provided, (b) Proceeding by any Government Authority pending before any court or Governmental Authority, or threatened to be filed or initiated, wherein such complainant seeks the restraint or prohibition of the consummation of any material transaction contemplated by this Agreement or asserts the illegality thereof, or (c) Proceeding by a private party pending before any Governmental Authority, or threatened to be filed or initiated, which in the reasonable opinion of counsel for Buyer is likely to result in the restraint or prohibition of the consummation of any material transaction contemplated hereby or the obtaining of an amount in payment (or indemnification) of material damages from or other material relief against any of the parties or against any directors or officers of the Company, in connection with the consummation of any material transaction contemplated hereby..

7.5

Consents and Authorizations.

Any required third party consents shall have been received.

7.6

Reserved

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7.7

Reserved

7.8

Reserved

7.9

Execution of Instruments of Conveyance and Additional Documents.

(a)

The Company and the Company Principal Shareholders shall have caused to be delivered (or tendered subject only to Closing) to Buyer, each of the documents and instruments required by Section 2.6(a);

7.10

Reserved

7.11

Reserved

7.12

Closing Certificate of Company.

The Company shall have delivered one or more certificates of the persons indicated below dated as of the Closing, as follows:

(a)

the certificate incorporation and all amendments thereto of the Company, duly certified as of a recent date by the Secretary of State of the jurisdiction of the Company’s incorporation;

(b)

a certificate of the Secretary of the Company certifying as to:

(i)

the absence of any changes to the certificate of incorporation since the time of the certificate of public official, and as to attached copies of the other Organizational Documents of the Company;

(ii)

certifying and attaching all requisite resolutions or actions of the Company’s board of directors approving the execution and delivery of this Agreement and the consummation of the contemplated transactions; and

(iii)

certifying to the incumbency and signatures of the officers of the Company executing this Agreement and any other document relating to the contemplated transactions.

(c)

Certificates dated as of a date not earlier than the third business day prior to the Closing as to the good standing of the Company, executed by the appropriate officials of the State of Nevada.

(d)

Certificates of the chief executive and chief financial officer of the Company to the effect that each of the conditions specified in Section 7.1 through 7.15 have been satisfied.

7.13

Letter from Transfer Agent

The Buyer shall have received a letter from the Company’s transfer agent stating that there are 2.5 million shares of Company common stock outstanding as of the date and time of the Closing.

7.14

Securities Law Compliance.

The obligations and conditions required to be satisfied prior to Closing under Article 12 of this Agreement shall have been satisfied and the Company shall have received from its counsel, Burningham & Burningham, an opinion dated as of the Closing, in form and substance satisfactory to Buyer that the issuance of the Company Shares to the Buyer in connection with the transaction will not violate the Securities Act or state securities laws, as more fully detailed in Article 12.

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7.15

Resignations of the Company’s Officers and Directors

The Company shall have delivered to Buyer, at least three business days prior to Closing:

(a)

a complete and correct list of all of the officers and directors of the Company and the written resignations of each and every one of the officers and directors of the Company, which resignations will be effective no later than the Effective Time (provided that the resignation of one of such Directors shall not be effective until the tenth day following the Company’s filing a Schedule 14F-1 with the SEC). The sole remaining director of the Company at the Closing shall have (i) appointed persons designated by Buyer as officers of the Company (such appointments to be effective no later than the Effective Time) and (ii) appointed persons designated by Buyer to the Company’s Board of Directors, such director appointments to be effective the tenth day following the Company’s filing a Schedule 14F-1 with the SEC.

(b)

the termination and release of any right to acquire capital stock of the Company from each officer and director of the Company and each of the Company Principal Shareholders.

ARTICLE 8 CONDITIONS TO OBLIGATIONS OF THE COMPANY.

The obligation of the Company to consummate this Agreement and the transactions contemplated hereby are subject to the condition that, on or before the Closing, the actions required by this Article 8 will have been accomplished.

8.1

Reserved

8.2

Reserved

8.3

Representations; Warrantees; Covenants.

Each of the representations and warranties of Buyer contained in Article 3 shall be true and correct in all material respects as though made on and as of the Closing Date and Buyer shall, on or before the Closing, have performed all of its obligations hereunder which by the terms hereof are to be performed by it on or before the Closing.  Buyer shall have delivered to the Company a certificate of Buyer dated as of the Closing to the foregoing effect.

8.4

Reserved

8.5

Ancillary Agreements.

(a)

Leak Out Agreements with each of the Company Principal Shareholders (the “Leak-Out Agreements”).

8.6

Absence of Certain Litigation.

There shall not be any (a) injunction, restraining order or other Court Order issued by any court of competent jurisdiction which directs that this Agreement or any material transaction contemplated hereby shall not be consummated as herein provided, (b) Proceeding by any Government Authority pending before any court or Governmental Authority, or threatened to be filed or initiated, wherein such complainant seeks the restraint or prohibition of the consummation of any material transaction contemplated by this Agreement or asserts the illegality thereof, or (c) Proceeding by a private party pending before any Governmental Authority, or threatened to be filed or initiated, which in the reasonable opinion of counsel for the Company is likely to result in the restraint or prohibition of the consummation of any material transaction contemplated hereby or the obtaining of an amount in payment (or indemnification) of material damages from or other material relief against any of the parties or against any directors or officers of Company, in connection with the consummation of any material transaction contemplated hereby..

8.7

 Consents and Authorizations.

(a)

Any Required third party consents shall have been received.

8.8

Closing Certificates of Buyer.

The Buyer shall have delivered one or more certificates of the persons indicated below dated as of the Closing, as follows:

(a)

Certificates of the President of Buyer to the effect that each of the conditions specified in Section 8.1 through 8.9 has been satisfied.

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8.9

Opinion of Buyer’s Counsel.

(a)

At the Closing, the Company shall have received from The Nossiff Law Firm, LLP, counsel for Buyer, an opinion dated as of the Closing, which opinion shall be customary for transactions of this type.

(b)

In rendering said opinion, such counsel may state their opinions on specific matters of fact to the best of their knowledge and, to the extent they deem such reliance proper may rely on (i) certificates of public officials, (ii) certificates of officers of Buyer, and (iii) an opinion or opinions of other counsel satisfactory to the Company and its counsel.

8.10

Reserved

ARTICLE 9 INDEMNIFICATION.

9.1

Survival; Right to Indemnification Not Affected By Knowledge or Materiality.

(a)

All representations, warranties, covenants, and obligations in this Agreement, the Disclosure Schedule, any supplements to the Disclosure Schedule provided after the date of execution of this Agreement, the certificate delivered at Closing pursuant to Sections 7.12 and 8.8 and any other certificate or document delivered pursuant to this Agreement will survive the Closing.

(b)

The right to indemnification for Losses or other remedy based on breach of the  representations, warranties, covenants, and obligations set forth in this Agreement will not be affected by any investigation conducted, or any Knowledge acquired (or capable of being acquired) by the person to whom such  representations, warranties, covenants, or obligations run as to the accuracy or inaccuracy of or compliance with any such representation, warranty, covenant, or obligation,  whether before or after the execution and delivery of this Agreement or the Closing Date.

(c)

The waiver by any party of a condition to Closing which is based upon the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect that or any other person’s right to indemnification of Losses hereunder or other remedy.

(d)

For the purpose of determining whether there is a claim for Loss under this Article, and calculation of the amount of such Losses, any qualification of any representation or warranty by reference to the materiality of matters stated therein, and any limitations of such representations as being to the Knowledge of any person, or words to similar effect, shall be disregarded.

9.2

Indemnification by the Company Principal Shareholders.

(a)

Subject to the limitations in Section 9.3 below, and in consideration of the  Buyer’s payment of the Purchase Price, the Company Principal Shareholders, jointly and severally, with full rights of contribution, shall defend, indemnify and hold Buyer harmless from and against (A) all Losses directly or indirectly incurred by Buyer, or (B) all Losses imposed or sought to be imposed upon Buyer, whether resulting from any Third Party Action that it is instituted or threatened against Buyer or otherwise (in each case whether or not caused by negligence or willful act) resulting from or arising out of:

(i)

any breach of any of the representations or warranties (other than those described in clause (ii) below) made by the Company or the Company Principal Shareholders in or pursuant to this Agreement, or any other agreement, document, instrument or certificate delivered by the Company or the Company Principal Shareholders pursuant to or in connection with this Agreement;

(ii)

any breach of any of the representations and warranties made by the Company or the Company Principal Shareholders pursuant to Section 4.3 (Taxes);

(iii)

any breach of any covenant made or obligation incurred by the Company or the Company Principal Shareholders in or pursuant to this Agreement or any Ancillary Agreement;

(iv)

any liability, payment or obligation in respect of Taxes owing by the Company, including interest and penalties with respect thereto for all periods, or portions thereof, up to and including the Closing Date; or

(v)

any breach of any of the representations or warranties made by the Company and the Company Principal Shareholders pursuant to Section 4.4 (Authorization of Transaction).

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9.3

Limitations on Indemnification by the Company Principal Shareholders.

The right to indemnification under Section 9.2 is subject to the following limitations:

(a)

The Company Principal Shareholders shall have no liability under Section 9.2 unless Buyer gives written notice to the Company Principal Shareholders asserting a claim for Losses, including reasonably detailed facts and circumstances pertaining thereto, before the expiration of a period of two years after the Closing Date for all claims of any type or nature whatsoever, except those outlined in Section 9.3(c).

(b)

The aggregate liability for indemnification under Section 9.2(a) above of the Company Principal Shareholders shall not, subject to Section 9.3(c), exceed $650,000 (the “Maximum Indemnification Amount”), and shall be adjusted downward as outlined in Section 9.4. Any Indemnification payable hereunder by the Company Principal Shareholders may be paid by surrendering shares of common stock of the Company held by them (up to an aggregate of 1.6 million shares or $400,000), which shares shall be valued at $0.25 per share, without qualification and regardless of any lower or higher quoted price in any public trading market for such shares, for this purpose.

(c)

The limitations of this Section and the reduction of indemnification obligations set forth in Section 9.4 will not apply to any breach of any of the Company’s/the Company Principal Shareholders’ representations and warranties of which the Company/any Principal Shareholder had Knowledge at any time prior to the date on which such representation and warranty is made, or to any intentional breach by the Company/the Company Principal Shareholders of any covenant or obligation, and the Company Principal Shareholders will be jointly and severally liable for all Losses with respect to such breaches, with full rights of contribution.

9.4

Reduction of Indemnification Obligation.

(a)

The Maximum Indemnification Amount shall be adjusted downward as follows:

(i)

on the date that is one year after the Closing, the Maximum Indemnification Amount of the Company Principal Shareholders shall be reduced by $100,000;

(ii)

on the date that is 18 months after the Closing, the Maximum Indemnification Amount of the Company Principal Shareholders shall be reduced by an additional $100,000; and

(iii)

on the date that is two years after the Closing, Maximum Indemnification Amount of the Company Principal Shareholders shall be reduced to zero; provided, however, that the foregoing reductions shall not be applicable under the conditions set forth in Section 9.3(c) hereof.

9.5

Reserved

9.6

Reserved

9.7

Reserved

9.8

Defense of Third Party Actions.

(a)

Promptly after receipt of notice of any Third Party Action, any person who believes he, she or it may be an Indemnified Person will give notice to the potential Indemnifying Person of such action.  The omission to give such notice to the Indemnifying Person will not relieve the Indemnifying Person of any liability hereunder except to the extent that the Indemnifying Party shall demonstrate that its defense of such Third Party Action was prejudiced by the failure to give notice, unless it was prejudiced thereby.

(b)

Upon receipt of a notice of a Third Party Action, the Indemnifying Person shall have the right), at its option and at its own expense, to participate in and be present at the defense of such Third Party Action (unless such action is by a Governmental Authority related to Taxes), but not to control the defense, negotiation or settlement thereof, which control shall remain with the Indemnified Person.

(c)

Each Indemnifying Person hereby consent to the non-exclusive jurisdiction of any court in which a Proceeding is brought against any Indemnified Person for purposes of any claim that an Indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein, and agree that process may be served on them with respect to such a claim anywhere in the world.

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(d)

Any person who has not assumed control of the defense of any Third Party Action shall have the duty to cooperate with the party which assumed such defense.

9.9

Payment of Indemnification.

(a)

Claims for indemnification under this Article shall be paid or otherwise satisfied by Indemnifying Persons within 30 days after notice thereof is given by the Indemnified Person.

9.10

Miscellaneous.

(a)

If any Loss is recoverable under more than one provision hereof, the Indemnified Person shall be entitled to assert a claim for such Loss until the expiration of the longest period of time within which to assert a claim for Loss under any of the provisions which are applicable.

(b)

The remedies provided in this Article will not be exclusive of or limit any other remedies that may be available to Buyer.

ARTICLE 10 FURTHER AGREEMENTS.

The parties further covenant and agree as follows with respect to matters that are to be accomplished after the Closing or are not conditions of Closing:

10.1

Further Assurances.

The Company from time to time after the Closing at the request of Buyer and without further consideration shall execute and deliver further instruments of transfer and assignment (in addition to those delivered under Section 2.6) and take such other action as may be reasonably required to more effectively transfer and assign to, and vest in, Buyer all of the Company Shares..

10.2

Piggyback Registration Rights.

For so long as Rule 144 of the SEC or another registration exemption is unavailable for resales of the Company shares held by the Company Principal Stockholders at Closing, the Company Principal Shareholders shall be entitled to “piggyback” registration rights for such shares on all registrations of the Company’s securities (with the exception of registration statements filed on Form S-8 or Form S-4, unless, in the case of form S-4, such shares may in the reasonable opinion of the Company and without significant added expense, be included in such Form S-4).  Such registration rights shall be subject to the right of the Company and its underwriters to reduce the number of shares so registrable on a pro rata basis in view of market conditions.  The Company shall bear all registration expenses of all such piggyback registrations, other than underwriting discounts and commissions and any legal fees incurred by the Company Principal Stockholders.

The Principal Shareholders agree that, notwithstanding any piggyback registration of their shares, they will not (i) sell any of their shares until the six month anniversary of this Agreement and (ii) sell, until the one year anniversary of this Agreement, in the aggregate, more than one (1%) percent of the outstanding common stock of the Company during any three month period.  For example, assuming the Company were to have 60,000,000 shares outstanding and that the Company registers the Principal Shareholders’ shares three months after the date hereof, then, in such case, the Principal Shareholders would not be able to sell any of their shares until six months after the date hereof, and after the six month anniversary, they would be able to sell, in the aggregate, 600,000 shares of common stock during the three month period following the six month anniversary hereof.  The certificates evidencing the Principal Shareholders’ shares shall be marked with a restrictive legend referencing the restriction on transfer specified herein.  This provision shall survive the closing contemplated by this Agreement.

10.3

Current Report on Form 8-K.

The Company shall timely file with the SEC a Current Report on Form 8-K containing all required disclosure under the applicable Item(s) of Form 8-K.

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10.4

No Reverse Splits.

For a period of two years following the Closing, the Company shall not effectuate any reverse splits without the prior written consent of all of the Company Principal Shareholders, and to the extent that any such reverse split is effected, it shall have no effect on the shareholdings of persons who are Company shareholders on the Closing Date, provided any such shareholder (i) is continuously the owner of such shares in the Company and (ii) makes demand of the Company at its principal executive offices within thirty (30) days of public notice of any such reverse split for such additional shares as would be necessary to make such shareholder’s holding the same as they were prior to any such reverse split, it being agreed that such reimbursement shall be deemed liquidated damages for breach of this Section of this Agreement.

10.5

Assistance in Proceedings.

After the Closing Date, the Company Principal Shareholders will cooperate with the Company and its counsel in the contest or defense of, and make themselves available and provide any testimony and access to any Company-related information in connection with, any Proceeding involving or relating to (a) any transaction contemplated hereby or (b) any action, activity, circumstance, condition, conduct, event, fact, failure to act, incident, occurrence, plan, practice, situation, status or transaction on or before the Closing Date involving the Company..

10.6

Transfer of Records.

On the Closing Date, the outgoing officers and directors of the Company shall provide the incoming officers and directors and their Representatives all the business financial and corporate records of the Company, including without limitation, all electronic accounting records (QuickBooks, etc.).

10.7    Director Actions.

Until additional directors are appointed ten days after the filing of the Company’s Schedule 14F-1, no member of the Company’s board of directors shall take any action in such capacity, without the written consent of the other director.

10.8 Schedule 14F-1.

To the extent required by SEC rules and regulations, the Company shall timely file a Schedule 14F-1 with respect to any change in control of its Board of Directors resulting from the transactions contemplated by this Agreement.

10.9 Buyer SEC Filings.

The Buyer shall timely file with the SEC all SEC forms and schedules that it is required to file in connection with the transactions contemplated by this Agreement, including a Form 3 Initial Statement of Beneficial Ownership of Securities and a Schedule 13D.

ARTICLE 11 TERMINATION OF AGREEMENT.

11.1

Termination.

At any time prior to the Closing, this Agreement may be terminated (a) by mutual consent of the parties, (b) by either side if there has been a material misrepresentation, breach of warranty or breach of covenant by the other side in its representations, warranties and covenants set forth herein, (c) by Buyer if the conditions stated in Article 7 have not been satisfied at or prior to the Closing, (d) by the Company  if the conditions stated in Article 8 have not been satisfied at or prior to the Closing, or (e) if the Closing shall not have occurred and the transactions contemplated hereby consummated by May 27, 2011; provided that the right to terminate under this Section shall not be available to any parties whose breach has been the cause of such failure to close..

11.2

Reserved

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11.3

Effect of Termination.

If this Agreement shall be terminated as above provided, all obligations of the parties hereunder shall terminate but any breaching party shall remain liable to a nonbreaching party for its damages.  In the event that this Agreement is so terminated, each party will return all papers, documents, financial statements and other data furnished to it by or with respect to each other party to such other party (including any copies thereof made by the first party).  Notwithstanding such termination, the provisions of Article 9 and Sections 11.5, 14.2, 14.4 and 14.5 shall survive the termination of this Agreement.

11.4

Right to Proceed.

Notwithstanding anything in this Agreement to the contrary, (a) if any of the conditions specified in Article 7 hereof have not been satisfied, Buyer shall have the right to proceed with the transactions contemplated hereby without waiving its rights hereunder and (b) if any of the conditions specified in Article 8 hereof have not been satisfied, the Company shall have the right to proceed with the transactions contemplated hereby without waiving its rights hereunder.  In each such case, the party electing to proceed shall have the right to require all obligations, undertakings, agreements and other provisions of this Agreement specifically performed by the other parties and shall have the right to obtain and order such specific performance in any of the Courts in the United States or any state or political subdivision thereof.  .

ARTICLE 12 COMPLIANCE WITH SECURITIES LAWS.

Buyer’s Acknowledgement and Qualification.

(a)

at or prior to the Closing, the Buyer shall have delivered to the Company an investment letter stating:

(i)

that its Representatives have received and carefully reviewed the Disclosure Materials;

(ii)

that its Representatives have had the opportunity to ask questions of, and receive answers from, the Company and its officers and others acting on their behalf concerning the matters covered by the  Disclosure Materials and the business, operations and financial condition of the Company;

(iii)

that the Buyer’s Representatives have obtained all information which they deem necessary or appropriate to enable them to evaluate fully the transactions contemplated by this Agreement;

(iv)

that the Buyer’s Representatives have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of an investment in the Company’s Common Stock pursuant to this Agreement; and

(v)

that the Buyer is taking the Company Shares for investment, that such Company Shares are restricted securities, and that it will not dispose of such Company Shares except as provided therein.

(b)

On or before the Closing, Buyer shall have completed and returned to the Company such forms and questionnaires as counsel for the Company shall consider necessary in order to determine whether or not Buyer is an “accredited investor” within the meaning of Rule 501 under Regulation D and to determine whether or not Buyer meets any other suitability requirements of federal or state law applicable to the transaction.

ARTICLE 12

RESERVED

ARTICLE 13

RESERVED

ARTICLE 14

MISCELLANEOUS

14.1

Fees and Expenses.

Each of the parties will bear its own expenses in connection with the negotiation and the consummation of the transactions contemplated by this Agreement, and no expenses of the Company relating in any way to such transactions shall be included in any account of the Company as of the Closing.

Execution Copy

14.2

Notices.

All notices, requests, demands and other communications required or permitted to be given (i) hereunder by any party hereto shall be in writing and shall be deemed to have been duly given when received if delivered personally, or (ii) on the business day following the business day sent if sent by prepaid domestically recognized overnight receipted courier if sent domestically, or (iii) on the third business day following the day sent if sent by prepaid internationally recognized overnight receipted courier if sent internationally, or (iv) when receipt telephonically acknowledged if sent by telecopier transmission on a business day or, if not a business day, on the next following business day, or (v) when answered back if sent by telex, if on a business day, or if not a business day, or the next following business day, to the parties at the following addresses (or at such other addresses as shall be specified by the parties by like notice):.

If to Buyer, to:

Safe Communications, Inc.

7740 E. Evans Rd.

Scottsdale, AZ 85260

John P. Venners, President

Tel: (480) 385-3893

Fax: (480) 385-3883

with a copy to:

The Nossiff Law Firm, LLP

300 Brisckstone Sq. Ste. 201

Andover, MA 01810

Attn:  John G. Nossiff, Esq.

Tel: (978) 409-2648

Fax: (978) 470-1302

If to the Company, to:

Northsight Capital Inc.

4685 S. Highland Dr., Ste. 202

Salt Lake City, UT 84117

Tel: (801) 278-9424

Fax: (801) 278-9290

with a copy to:

Burningham & Burningham

455 East 500 South, Suite 205

Salt Lake City, UT 84111

Attn:  Branden T. Burningham, Esq.

Tel: (801) 363-7411

Fax: (801) 355-7126

and in any case at such other address as the addressee shall have specified by written notice.  All periods of notice shall be measured from the date of delivery thereof.

14.3

Publicity and Disclosures.

Except as may be otherwise required for compliance with applicable stock exchange rules or securities laws, neither Buyer nor the Company shall issue nor approve any news release or other public announcement concerning this Agreement (or any schedules or exhibits hereto) prior to the Closing without the prior written approval of the other.  Subsequent to the Closing, the Company and/or the Buyer may issue any news release, public announcement or published information or documents it deem necessary or desirable.

Execution Copy

14.4

Confidentiality.

The parties agree that they will keep confidential and not disclose or divulge any confidential, proprietary or secret information which they may obtain from the Company or Buyer in connection with the transactions contemplated herein, or pursuant to inspection rights granted hereunder, or reveal the financial or other terms and conditions of this Agreement unless such information is or hereafter becomes public information through means other than a default hereof by such party or is required to be disclosed by applicable law, including applicable securities laws or stock exchange rules or regulations.  .

14.5

Time Period.

The parties acknowledge that time is of the essence with respect to the fulfillment of the respective obligations of the parties hereto and the Closing of the transactions contemplated by this Agreement.

14.6

Entire Agreement.

This Agreement (including all exhibits or schedules appended to this Agreement and all documents delivered pursuant to or referred to in this Agreement, all of which are hereby incorporated herein by reference) constitutes the entire agreement between the parties, and all promises, representations, understandings, warranties and agreements with reference to the subject matter hereof and inducements to the making of this Agreement relied upon by any party hereto, have been expressed herein or in the documents incorporated herein by reference..

14.7

Severability.

The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision hereof.

14.8

Assignability.

This Agreement may not be assigned otherwise than by operation of law (a) by Buyer without the prior written consent of the Company or (b) by the Company without the prior written consent of Buyer.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.  The foregoing notwithstanding, none of the Buyer’s rights to indemnification under Article 9 hereof shall be assignable. T

14.9

Amendment.

This Agreement may be amended only by a written agreement executed by Buyer and the Company.

14.10

Governing Law/Venue.

This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada (other than the choice of law principles thereof).  All disputes arising from or relating to this Agreement shall be within the exclusive jurisdiction of the state and federal courts located within the State of Nevada (USA) and the parties hereby consent to such exclusive jurisdiction and venue therein.

14.11

Reserved.

14.12

Counterparts.

This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

14.13

Effect of Table of Contents and Headings.

Any table of contents, title of an article or section heading herein contained is for convenience of reference only and shall not affect the meaning of construction of any of the provisions hereof..

Execution Copy

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed as an instrument under seal in multiple counterparts as of the date set forth above by their duly authorized representatives.

THE COMPANY:

NORTHSIGHT CAPITAL, INC

/s/Wayne Bassham

By:  Wayne Bassham, Treasurer

BUYER:

SAFE COMMUNICATIONS, INC.

/s/John P. Venners

By: John P. Venners, President

PRINCIPAL SHAREHOLDERS:

JENSON SERVICES, INC.

By /s/ Travis Jenson

/s/ Thomas J. Howells

Thomas J. Howells

/s/ Travis T. Jenson

Travis T. Jenson

/s/ Kelly Trimble

Kelly Trimble

Execution Copy

Disclosure Schedules

DISCLOSURE SCHEDULE 4.9(e)

Issuance on April 12, 2011, of a total of 1,555,603 “unregistered” and “restricted” shares of common stock to Thomas J. Howells (327,000 shares); Travis T. Jenson (327,000 shares); Jenson Services, a Utah corporation (383,000 shares); and Kelly Trimble (518,603 shares), all as disclosed in the Company’s Current Report on Form 8-K dated April 12, 2011, and filed with the Securities and Exchange Commission on the same date.

DISCLOSURE SCHEDULE 4.15(a)

Late SEC filing: Current Report on Form 8-K dated March 8, 2010, filed with the SEC on March 16, 2010

Execution Copy

STOCK PURCHASE AGREEMENT

List of Exhibits

Exhibit A:  Term Sheet

Execution Copy

EXHIBIT A

CONFIDENTIAL TERM SHEET NORTHSIGHT CAPITAL, INC. SAFE COMMUNICATIONS, INC January 18, 2011
Parties	Safe Communications, Inc., a Texas corporation (“Safe”) and Northsight Capital, Inc., a Nevada corporation (“NCAP”)
Acquisition of Control

Safe or its affiliate will acquire 95% of the issued and outstanding common stock of NCAP for $250,000 cash concurrently with the acquisition of Safe’s Corporate Security Reporting Business as outlined below.  Any outstanding rights to acquire NCAP common stock will be cancelled or included in the remaining 5%.

NCAP Acquisition of Corporate Security Reporting Business

NCAP will then acquire Safe’s Corporate Security Reporting Business from Safe or its affiliate for approximately 50,000,000 restricted shares of NCAP (including the shares acquired by Safe in the acquisition of control transaction), so that, immediately following the closing, Safe will own approximately 50,000,000 shares of NCAP and NCAP will have approximately 52,500,000 common shares outstanding.

NCAP Principal Shareholder Agreements

NCAP principal shareholders currently owning a majority of NCAP’s issued and outstanding common stock shall execute a Lock-Up/Leak-Out Agreement limiting the resale of such securities in accordance with terms and conditions to be agreed upon by the parties, among other conditions, including but not limited to satisfaction of all outstanding liabilities of NCAP and agreed upon registration rights with respect to the newly issued shares received in the exchange.

Due Diligence	Each party shall, in its sole discretion, be satisfied with its due diligence review of the other party.
Management	NCAP’s management shall resign at the closing sand shall appoint a management team designated by Safe.
Non-Binding Term Sheet

Except for the confidentiality provision, which is binding on the parties, this term sheet represents a non-binding expression of the parties’ basic intention to proceed with the transaction. contemplated hereby.  No binding agreement shall arise unless and until the parties execute a mutually satisfactory definitive agreement, which includes customary provisions for a transaction of this type and any such agreement has been approved by the parties’ board of directors.

Expenses	Each party will bear their own expenses, in connection with the transaction contemplated hereby.
Confidentiality

Each party shall keep the terms and conditions set forth herein strictly confidential and shall not disclose them to any person other than such party’s professional advisers (lawyers, accountants, etc.)

Closing	The Closing will occur as soon as reasonably practicable.

The Parties have executed this term sheet as of the date written above.

Northsight Capital, Inc.

/s/ Travis T. Jenson

By:  Travis T. Jenson, President

Duly authorized

Safe Communications, Inc.

/s/John P. Venners

By:  John P. Venners, President

Duly authorized